Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of HUHUTECH International Group Inc. of our report dated October 21, 2022 with respect to our audits of the consolidated financial statements of HUHUTECH International Group Inc. and Subsidiaries as of and for the years ended December 30, 2021 and 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

March 29, 2023